                                                                  EXHIBIT 23.11

         CONSENT OF MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

  We hereby consent to the use of our name and to the description of our opinion letter to be dated May 11, 1998 under the captions "SUMMARY--The Merger," "THE MERGER--Background of the Merger," "THE MERGER--ALLTEL's Reasons for the Merger; Recommendation of the ALLTEL Board," and "THE MERGER--Opinion of Financial Advisors to ALLTEL" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of ALLTEL
Corporation and 360   Communications Company, which Joint Proxy
Statement/Prospectus is part of this Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Merrill Lynch, Pierce Fenner & Smith
                                           Incorporated

New York, New York
May 6, 1998